Exhibit 5.1

May 5 , 2016

NABUfit Global, Inc.
626 East 1820 North
Orem, UT 84097
801-362-2115

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NABUfit Global, Inc., a Delaware corporation (the "Company"), in connection with the Company's preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 on the date hereof, as amended from time to time (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

The Registration Statement relates to registration of the proposed issuance and sale by the Company of (a) up to 5 ,000,000 shares of the Company's common stock par value $0.0001 per share in a public offering ("Public Offering Shares") and (b) up to an aggregate of 19,437,236 shares of the Company's common stock par value $0.0001 per share for resale from time to time by certain selling stockholders ("Resale Shares", and, together with the Public Offering Shares, the "Registered Shares").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and the Registered Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement ; (vii) that any definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Registered Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) with respect to the Registered Shares, that there will be sufficient shares of common stock authorized under the Company's organizational documents that are not otherwise reserved for issuance; and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

299 S. Main Street, Suite 1300, Salt Lake City, Utah 84111 | Phone: 801.534.4435 | Fax: 801.494.5515

Based upon the foregoing and in reliance thereon, we are of the opinion that, when the Registration Statement will have been declared effective by order of the Securities and Exchange Commission , the Registered Shares will be duly authorized , validly issued, fully paid and non-assessable .

Our opinion that any document is legal, valid and binding is qualified as to:

(a)            limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)            rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)            general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.  In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Respectfully submitted,
/s/ Carman Lehnhof Israelsen, LP
CARMAN LEHNHOF ISRAELSEN, LP
299 S. Main Street, Suite 1300, Salt Lake City, Utah 84111 | Phone: 801.534.4435 | Fax: 801.494.5515